Exhibit 4.6

NEITHER THIS OPTION NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE LAW. NEITHER THIS OPTION NOR SUCH COMMON STOCK MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW.


                                 PURCHASE OPTION

                               For the Purchase of

                         183,272 Shares of Common Stock

                                       of

                        LEVEL JUMP FINANCIAL GROUP, INC.
                            (A Colorado Corporation)


1.       Purchase Option.

         THIS CERTIFIES THAT, in consideration of $5.00 duly paid by or on behalf of ZDG Holdings Inc. ("Holder"), with an address of_____________________ Canada, as owner of this Purchase Option, to Glen Akselrod ("Akselrod"), Holder is entitled, at any time or from time to time, commencing on the date hereof and expiring at 5:00 p.m., Eastern Time, October 26, 2004 ("Expiration Date"), but not thereafter, to purchase and receive from Akselrod, in whole or in part up to 183,272 shares of common stock of Level Jump Financial Group, Inc. ("Company"), $.001 par value ("Common Stock"). This Purchase Option is one of several Purchase Options issued to purchase an aggregate of 305,453 shares held by Akselrod and represented by Certificates Nos. ___ through ____, as set forth on Schedule A to that certain Voting Agreement ("Voting Agreement"), dated as of October 27, 1999, by and between Holder and Akselrod. The 183,272 shares of Common Stock and any securities into which they are exchanged hereafter are referred to collectively herein as the "Option Shares." If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein.

         This Purchase Option is initially exercisable at $0.34375 per Option Share; provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Purchase Option, including the exercise price and the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price of a share of Common Stock, depending on the context.

2.       Exercise.

         2.1. Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to Akselrod, together with this Purchase Option and payment of the Exercise




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Price in cash or by certified check or official bank check payable to Akselrod for the Option Shares being purchased. If the rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2. Legend. Each certificate for Common Stock purchased under this Purchase Option shall bear a legend as follows unless the Common Stock has been registered under the Securities Act of 1933, as amended ("Act"):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act and applicable state law."

3. Transfer. This Purchase Option may be assigned or transferred, in whole or in part, at the discretion of the Holder provided notice of the transfer is forwarded to Akselrod together with an opinion of counsel for the Holder, addressed to Akselrod, that this Purchase Option may be transferred pursuant to an exemption from registration under the Act. Such opinion may be the opinion of Andrew D, Hudders Esq. and/or Graubard Mollen & Miller.

4.       New Purchase Options to be Issued.

         4.1. Partial Exercise. This Purchase Option may be exercised in whole or in part. In the event of the exercise in part only, upon surrender of this Purchase Option to Akselrod, together with the duly executed exercise form and funds sufficient to pay any Exercise Price, Akselrod shall indicate the partial exercise on the signature page hereto and shall return to the Holder this Purchase Option.

         4.2. Partial Transfer. Subject to the restrictions in Section 3 hereof, in the event of the assignment hereof in part only, upon surrender of this Purchase Option to Akselrod for cancellation, together with the duly executed assignment form, Akselrod shall cause to be delivered to the Holder new Purchase Options of like tenor to this Purchase Option in the names of the Holder and the transferee evidencing the rights of the Holder and the transferee to purchase the aggregate number of shares of Common Stock purchasable hereunder and reflecting the transfer.

         4.3. Lost Certificate. Upon receipt by Akselrod of evidence of the loss, theft, destruction or mutilation of this Purchase Option,, Akselrod shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of Akselrod.

5.       Adjustments.

         5.1. Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Option Shares shall be subject to adjustment from time to time as hereinafter set forth:

                  5.1.1. Stock Dividends, Recapitalization, Reclassification, Split-Ups. If after the date hereof the number of Option Shares is increased by



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a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock that may be purchased upon exercise of this Purchase Option shall be increased in proportion to such increase in the number of Option Shares.

                  5.1.2. Aggregation of Shares. If after the date hereof the number of Option Shares is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock that may be purchased upon exercise of the Purchase Option shall be decreased in proportion to such decrease in the number of Option Shares.

                  5.1.3. Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Purchase Option is adjusted, as provided in this Section 5.1, the Exercise Price shall be adjusted (to the nearest one-millionth of one cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. If the Holder exercises this Purchase Option after an adjustment which requires an aggregate payment in an amount which is not evenly divisible by one cent, the aggregate amount to be paid shall be rounded up to the nearest whole cent.

                  5.1.4. Replacement of Securities Upon Reorganization, Etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 5.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation (including an exchange of the Common Stock for securities of another corporation) of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, if and to the extent Akselrod, as the holder of the Option Shares purchasable upon exercise of this Purchase Option, has the right to receive shares of stock or other securities or property (including cash) upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, the Holder of this Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive from Akselrod, upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by Akselrod with respect to the Option Shares purchasable upon exercise of this Purchase Option immediately prior to such event,; and if any reclassification also results in a change in shares of Common Stock covered by Section 5.1.1, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.3 and this Section 5.1.4. The provisions of this Section
5.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

                  5.1.5. Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance


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by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

6. Change of Address. As long as this Purchase Option is outstanding, the Company's books and records shall indicate that the address of the record holder of the Option Shares is Akselrod.

7. Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall either be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or by Federal Express next business day service with signed receipt required, and addressed as follows, and shall be deemed duly given hereunder when so delivered: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as set forth above, (ii) if to Akselrod,________________________________. A copy of any notice sent hereunder shall also be sent to Andrew D. Hudders, Esq., Graubard Mollen & Miller, 600 Third Avenue, New York, New York 10016-2097.

8.       Miscellaneous.

         8.1. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         8.2. Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         8.3. Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and Akselrod, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         8.4. Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. Akselrod and Holder hereby agree that any action, proceeding or claim against Akselrod or the Holder arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. Akselrod and the Holder hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon Akselrod or the Holder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at its address set forth on the signature page hereof. Such mailing shall be deemed personal service and shall be legal and binding upon Akselrod or the Holder, as the case may be, in any action, proceeding or claim. Akselrod and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.



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



         8.5. Waiver, Etc. The failure of Akselrod or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of Akselrod or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         8.6. Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                  IN WITNESS WHEREOF, Akselrod has executed this Purchase Option as of the 26th day of October, 1999.


                                                  _____________________________
                                                    Glen Akselrod




                                                  ZDG HOLDINGS, INC.



                                                  By:___________________________
                                                     Robert Landau, President


2074.4
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                           * Partial Exercise Record *


          Date of Exercise                          Number of Option Shares

-----------------------------------          ---------------------------------

-----------------------------------          ---------------------------------


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



Form to be used to exercise Purchase Option:

Brice Scheschuk
--------------------------

--------------------------


Date:_________________, 19__

                  The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase from you ________________ shares of Common Stock of Level Jump Financial Group, Inc. and hereby makes payment of $____________ (at the rate of $_____________ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please deliver the Common Stock as to which this Purchase Option is exercised in accordance with the instructions given below.

                                       --------------------------------------
                                       Signature

                  INSTRUCTIONS FOR DELIVERY OF SECURITIES

Name:    ______________________________________________________________________
                                    (Print in Block Letters)

Address: ______________________________________________________________________

_______________________________________________________________________________



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


Form to be used to assign Purchase Option:


                                   ASSIGNMENT


                  (To be executed by the Holder to effect a transfer of the within Purchase Option):

                  FOR VALUE RECEIVED, _________________________________________
_________________________________________________ does hereby sell, assign and transfer unto _________________________________________________ the right to purchase ______________ shares of Common Stock to purchase _____________________ shares of Common Stock of Level Jump Financial Group, Inc. evidenced by the within Purchase Option.

Dated:___________________, 19____

                                       -------------------------------------
                                                    Signature




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